UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2023

Baudax Bio, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39101	47-4639500
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01	BXRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On August 23, 2023, Baudax Bio, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Alumni Capital LP (“Alumni Capital”). Pursuant to the Purchase Agreement, the Company may sell to Alumni Capital up to $50,000,000 (the “Investment Amount”), of shares (the “Purchase Notice Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), from time to time during the term of the Purchase Agreement. The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. Pursuant to the Purchase Agreement, the Company also agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”), covering the resale of shares of Common Stock issued or sold to Alumni Capital under the Purchase Agreement under the Securities Act of 1933, as amended (the “Registration Statement”).

In consideration for Alumni Capital’s execution and delivery of the Purchase Agreement, and subject to applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”), the Company shall issue a number of shares to Alumni Capital (the “Commitment Shares”), in a total amount equal to 2% of the Investment Amount (the “Commitment Amount”) as follows: (i) 10% of the Commitment Amount divided by the closing price of the Common Stock on September 21, 2023 (“Commitment Date”), on the Commitment Date, (ii) 10% of the Commitment Amount divided by the closing price of the Common Stock on the Commitment Date, after the later of (a) the effectiveness of the Registration Statement or (b) the Commitment Date and (iii) 80% of the Commitment Amount divided by the closing price of the Common Stock on the Commitment Date, immediately following shareholder approval of the issuance of all of the Purchase Notice Shares and Commitment Shares, which together are in excess of 19.99% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement.

The Company cannot issue any additional shares to Alumni Capital until the date that the Registration Statement is declared effective by the SEC and a final prospectus in connection therewith is filed and all of the other conditions set forth in the Purchase Agreement are satisfied (such date, the “Commencement Date”).

Under the applicable rules of Nasdaq, in no event may the Company issue more than 1,794,170 shares of Common Stock (including the Commitment Shares), which represents 19.99% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), to Alumni Capital under the Purchase Agreement, unless the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap, provided further that the Exchange Cap does not apply to the extent the purchase price is equal to or exceeds the Minimum Price (as defined in the Purchase Agreement).

Beginning on the Commencement Date and until December 31, 2024, under the terms and subject to the conditions of the Purchase Agreement, from time to time, at the Company’s discretion, the Company has the right, but not the obligation, to issue to Alumni Capital, and Alumni Capital is obligated to purchase, the Purchase Notice Shares, subject to certain limitations set forth in the Purchase Agreement. Specifically, from time to time, from and after the Commencement Date, the Company may, at its discretion, direct Alumni Capital to purchase on any single business day on which the closing price of its Common Stock on The Nasdaq Capital Market is equal to or greater than $0.25 for no amount less than $100,000 in shares of Common Stock and no greater than $1,000,000 in shares of Common Stock ($2,000,000 for the initial purchase thereunder), unless waived upon mutual discretion between the Company and Alumni Capital, up to an amount no greater than $5,000,000. The purchase price in respect of any purchase notice shall equal the lowest traded price of the Common Stock during the five business days prior to the closing of any purchase thereunder, multiplied by 90%.

The Purchase Agreement also prohibits the Company from directing Alumni Capital to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by Alumni Capital and its affiliates, would result in Alumni Capital and its affiliates having beneficial ownership, at any single point in time, of more than 9.99% of the then total outstanding shares of Common Stock.

The Company may terminate the Purchase Agreement at any time, without any cost or penalty, upon written notice to Alumni Capital. The Purchase Agreement does not include any of the following: (i) limitations on the Company’s use of amounts it receives as the purchase price for shares of Common Stock sold to Alumni Capital; (ii) financial or business covenants; (iii) restrictions on future financings (other than restrictions on its ability to enter into other equity line of credit transactions or transactions that are similar thereto); (iv) rights of first refusal; or (v) participation rights or penalties.

The Company’s net proceeds under the Purchase Agreement will depend on the frequency of sales and the number of shares sold to Alumni Capital and the prices at which the Company sells shares to Alumni Capital. The Company expects that any net proceeds it receives from such sales to Alumni Capital will be used for general corporate purposes, including working capital.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to complete text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety. The shares of Common Stock that may be issued under the Purchase Agreement are being offered and sold in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof. Alumni Capital represented that it is an “accredited investor,” as defined in Regulation D. Accordingly, the shares of Common Stock that may be issued to Alumni Capital under the Purchase Agreement will not be registered under the Securities Act or any applicable state securities laws and may not be offered or sold absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares of the Company’s Common Stock nor shall there be any sale of the shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document

10.1	Purchase Agreement, dated August 23, 2023, between Baudax Bio, Inc. and Alumni Capital LP

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baudax Bio, Inc.

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	President and Chief Executive Officer

Date: August 25, 2023